                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Honeywell International Inc. on Form S-3 of our report dated February 10, 1999 appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP


Parsipanny, New Jersey
April 13, 2000